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                                                                 EXHIBIT 10.36.2

                                SECOND AMENDMENT
                                     TO THE
                              BOWATER INCORPORATED
                           BENEFITS EQUALIZATION PLAN


         WHEREAS, Bowater Incorporated, a Delaware corporation (the "Company"), established the Bowater Incorporated Benefits Equalization Plan (the "Plan"), effective August 22, 1990; and

         WHEREAS, the Company desires to amend the Plan to change the definition of "Change in Control," thereunder;

         NOW, THEREFORE, Section 6 of the Plan is hereby amended, effective April 15, 1998, by deleting the section added by the First Amendment and replacing it with the following:

         "Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control, an Eligible Employee shall have a non-forfeitable interest in benefits payable under the Plan. The following definitions apply for purposes of this Section 6:

         (i) 'Acquiring Person' means, the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (A) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (A) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (B) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

         (ii) 'Affiliate' and 'Associate' shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         (iii) A 'Beneficial Owner' of Common Stock shall mean (A) a Person who beneficially owns such Common Stock, directly or indirectly, or (B) a Person who has the right to acquire such Common Stock (whether such right is exercisable


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                  immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

         (iii)    'Board' shall mean the Board of Directors of the Company.

         (iv)     A 'Change in Control' shall be deemed to have occurred upon:

                  (A)      the date that any Person is or becomes an Acquiring
                           Person;

                  (B) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (I) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                  (C) the date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (I) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                  (D) the date on which less than two-thirds (2/3) of the total membership of the Board consists of Continuing Directors.

         (vi)     'Continuing Director' shall mean any member of the Board who
                  (A) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate


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                  of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (vii) 'Person' shall mean any individual, firm, corporation, partnership, trust or other entity.

         The provisions of this Section 6 related to a Change in Control shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the non-forfeitable interest of an Eligible Employee in benefits payable under the Plan. Nothing in this
         Section 6 shall be construed to prohibit, prior to Change in Control, any amendment to the Plan, including to this Section 6, or any termination of the Plan pursuant to its terms."

         IN WITNESS WHEREOF, Bowater Incorporated has caused this Second Amendment to be executed by its duly authorized officer this 16th day of February, 1999.


                                  BOWATER INCORPORATED

                                  By: /s/ Anthony H. Barash
                                      ---------------------
                                      Anthony H. Barash

                                  Title: Sr. Vice President, Corporate Affairs and General Counsel
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